                                                                   EXHIBIT 10.5



                          PURCHASE AND SALE AGREEMENT

THIS AGREEMENT made and entered into as of the 16th day of April 1997, by and between JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation, having its principal address c/o The Real Estate Investment Group, John Hancock Place, P.O. Box 111, Boston, Massachusetts 02117 (hereinafter "Seller"), and PACIFIC GULF PROPERTIES INC., a Maryland corporation having an office address at 363 San Miguel Drive, Suite 100, Newport Beach, California 92660-7805 (hereinafter "Buyer").

                                WITNESSETH THAT:

        WHEREAS, Seller is the owner of the premises known as the John Hancock Warehouse and located at 851 Milwaukee Avenue, Algona, Washington, containing approximately 529,781 square feet of land improved with a building containing approximately 263,045 square feet of space ("the Premises"), more particularly described on Exhibit A attached hereto and made a part hereof; and

        WHEREAS, Buyer desires to purchase the Premises and acquire possession thereof in accordance with the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth the parties hereto mutually agree as follows:

        1. Purchase Price. The Premises are to be sold to Buyer for the sum of Eight Million Seven Hundred Fifty Thousand dollars ($8,750,000.00) ("the Purchase Price"), which Buyer shall pay to Seller on the Date of Closing through an escrow with the Title Company by wiring immediately available Federal funds to such bank account as may be designated by Seller.

        2. Deposit. Buyer shall deposit with the Title Company the sum of $100,000.00 by official bank cashier's check, within two business days after the last party's execution of this Agreement and delivery of a fully executed original to the other party, as a good faith deposit (hereinafter, said deposit and such interest as is earned thereon shall be referred to as "the Deposit"), which Deposit shall be disposed of in the manner herein provided. If Buyer performs all of its obligations under this Agreement, the Deposit shall either be applied against the Purchase Price or returned by Seller to Buyer on the Date of Closing, as hereinafter provided. If Seller shall be unable to deliver title and possession, as hereinafter provided, or if Buyer shall fail to perform any of its agreements hereunder, the Deposit shall be disposed of in the manner hereinafter provided.

        3. Closing. Subject to the provisions of this Agreement, the deed shall be delivered at 10 o'clock A.M., Seattle time, on May 20, 1997 ("the Date of Closing") (subject to section 4, second paragraph, hereof), at the offices of a Transnation Title Insurance Company, Seattle, Washington ("the Title Company"), unless otherwise agreed upon in writing.

        4. Buyer's Review. Buyer shall have until 5 o'clock P.M., Seattle time, on May 9, 1997 ("the Review Period"), (a) to obtain and review a commitment for title insurance and a survey; (b) to make or have made such reasonable non-destructive inspections as it desires of the Premises, including, without limitation, the interior, exterior, and structure of all improvements, and the condition of soils and subsurfaces; and (c) to review all of Seller's financial records (other than Seller's internal financial records) relating to the Premises. All such items shall be obtained and reviewed at Buyer's sole cost and expense, except as otherwise expressly provided herein. Any matters not objected to in writing as herein provided shall be deemed waived. On or before the last day of the Review Period, Buyer may, in its sole discretion, give to Seller either notice that it has waived all possible objections and will proceed to Closing ("Notice of Closing"), notice that it has waived all objections other than title objections specified in such notice, and will proceed to Closing subject to Seller's cure of the designated title objections ("Conditional

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Notice of Closing"), or notice that this Agreement is terminated ("Notice of
Termination"). If Buyer fails to give either Notice of Closing or Conditional Notice of Closing by the end of the Review Period, Buyer shall be deemed to have given Notice of Termination. Upon Buyer's giving of Notice of Closing, pursuant to either this paragraph or the following paragraph, or upon Seller's cure of Buyer's objections, as provided in the following paragraph, the Deposit will become nonrefundable, except in the case of Seller's default hereunder.

        If Buyer gives Conditional Notice of Closing, the Closing shall be postponed as set forth in this paragraph, and Seller shall have until 2 o'clock P.M., Seattle time, on May 30, 1997 ("Seller's Response Date"), to respond to the title objections in Buyer's Conditional Notice of Closing. If Seller agrees to and does correct all title defects set forth in Buyer's Conditional Notice of Closing, Seller shall so notify Buyer, and the Closing shall be held on the tenth day after Seller gives notice to Buyer either that all such defects have been corrected or that they will be corrected at the Closing. If Seller is unwilling or unable to correct to Buyer's satisfaction all such defects (provided that correction of defects objected to in the title commitment or survey may be accomplished either by removing such defects or, with the express consent of Buyer, by arranging for the title insurance policy to insure over such defects; and provided further that Seller may use the Purchase Price or any portion thereof to cure any such defects which may be cured by instruments recorded on the Date of Closing), Seller shall, at any time on or before Seller's Response Date, so notify Buyer, provided that if Seller fails to give such notice, Seller shall be deemed to have notified Buyer that Seller is unwilling or unable to cure all defects to which Buyer has objected. Buyer shall, on or before the tenth day after Seller's notice, in its sole discretion, either (i) notify Seller that it shall waive said defect(s) and proceed the closing, as set out in section 3 hereof ("Notice of Closing"), in which case the Closing shall be held on the tenth day after Buyer's notice, or
(ii) give Notice of Termination, provided that if Buyer fails to give such notice, Buyer shall be deemed to have given Notice of Termination. If any day specified in this paragraph falls on a holiday in King County, Washington, that day shall automatically be continued to the next business day in said county.

        Upon Buyer's actual or deemed giving Notice of Termination, the Deposit shall be refunded and this Agreement shall become null and void, and neither party shall be liable to the other for damages or otherwise, except as otherwise expressly provided herein.

5. Condition of Premises. Except for express warranties in this Agreement or in any of Seller's Closing Documents, Buyer and Seller agree that Buyer is acquiring the Premises and any related personal property in their "AS IS" condition, WITH ALL FAULTS, IF ANY, AND WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED. Except for express warranties in this Agreement or in any of Seller's Closing Documents, neither Seller nor any agents, representatives, or employees of Seller have made any representations or warranties, direct or indirect, oral or written, express or implied, to Buyer or any agents, representatives, or employees of Buyer with respect to the condition of the Premises or personal property, their fitness for any particular purpose, or their compliance with any laws, and Buyer is not aware of and does not rely upon any such representation to any other party. Buyer acknowledges that the Purchase Price might be higher if Buyer were not acquiring the Premises and personal property in "as is" condition. Buyer acknowledges that it either has had or will have before the Date of Closing the opportunity to make such inspections (or have such inspections made by consultants) as it desires of the Premises and personal property and all factors relevant to their use, including, without limitation, the interior, exterior, and structure of all improvements, and the condition of soils and subsurfaces (particularly with respect to the presence or absence of hazardous substances).
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        After its inspections are completed, Buyer shall restore the Premises and personal property to their condition prior to Buyer's inspections. Buyer agrees to indemnify Seller for all claims or damages arising out of Buyer's inspections, including, without limitation, claims for personal injury or property damage, and including all costs and attorneys' fees. The obligations in this paragraph shall survive the Closing or the termination of this Agreement for any reason, including without limitation pursuant to section 4, 9, or 14 hereof.

        Except for breaches of express warranties set forth in this Agreement or in any of Seller's Closing Documents, Buyer hereby releases Seller and its agents, representatives, and employees from any and all claims, demands, and causes of action, past, present, and future, that Buyer may have relating to (i) the condition of the Premises and the personal property at any time, before or after the Date of Closing, including, without limitation, the presence of any hazardous substance, or (ii) any other matter pertaining to the Premises or the personal property. This release shall not apply to any action brought by a governmental entity or a third party, without the instigation of Buyer, in which action Buyer may file a third-party or similar claim against Seller. This release shall survive the Closing or the termination of this Agreement for any reason.

        Seller shall deliver possession to Buyer, subject to the matters set forth in section 7(a)(1) hereof, not later than the Date of Closing, provided that all the terms and conditions of this Agreement have been complied with. Seller until the Date of Closing shall maintain, repair (subject to section 9 hereof), manage, and operate the Premises in a businesslike manner in accordance with Seller's prior practices; shall comply with its contractual obligations as owner of the Premises; shall maintain the types and amounts of insurance that are in force on the date of execution hereof; shall not enter into any new leases or other contracts that will be binding Buyer after Closing without the prior express written consent of Buyer; and shall not dissipate the Premises or remove any material property therefrom, except in the ordinary course of business. Seller's agreement with the on-site property manager shall be terminated as of the Date of Closing.

5.A Representations and Warranties. (a) Seller represents and warrants to Buyer as follows:

(1) Seller is an insurance company, duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts and the State in which the Premises are located.

(2) Subject to section 5B(b) hereof, Seller has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and the transactions contemplated hereby. This Agreement has been, and the documents contemplated hereby will be, duly executed and delivered by Seller and constitutes the Seller's legal, valid, and binding obligation enforceable against Seller in accordance with its terms. The consummation by Seller of the sale of the Premises is not in violation of or in conflict with, nor does it constitute a default under any term or provision of, the organizational documents of Seller, or any of the terms of any agreement or instrument to which Seller is a party, or by which Seller is bound, or any provision of any applicable law, ordinance, rule, or regulation of any governmental authority or any provision of any applicable order, judgment, or decree of any court, arbitrator, or governmental authority.

(3) Except as listed on Exhibit B hereto, Seller has not received, with respect to the Premises, any notices from (i) any governmental agency of any violations of building codes and/or zoning ordinances or other governmental laws, regulations, or orders, (ii) any governmental agency of any pending or threatened condemnation proceedings, or (iii) any party of pending or threatened litigation affecting the Premises in any way. To the best of Seller's knowledge, there are no pending or threatened condemnation proceedings or pending or threatened litigation affecting the Premises.

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        (4) Seller has received no notice of the presence of any, and to the best of Seller's knowledge there are no, hazardous substances, as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 USC Section 9601(14), pollutants or contaminants, as defined in CERCLA, 42 USC Section 9601(33), or hazardous waste, as defined by the Resource Conservation and Recovery Act ("RCRA"), 42 USC Section 6903)5), or other similar applicable federal or state laws and regulations, including, but not limited to, asbestos and PCB's, at the Premises, except as set forth in the report prepared by Hart Crowser, Inc., and dated December 14, 1989, and except for minor amounts of substances customarily used in the maintenance of properties similar to the Premises and used and maintained in accordance with applicable laws.

        (5) There are no unrecorded contracts for services at the Premises which will be binding upon Buyer after Closing.

                (b) Buyer represents and warrants to Seller as follows:

        (1) Buyer is a corporation, duly organized, validly existing, and in good standing under the laws of Maryland and the State in which the Premises are located.

        (2) Subject to approval of this Agreement by Buyer's internal committees on or before the last day of the Review Period, Buyer has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and the transactions contemplated hereby. This Agreement has been, and the documents contemplated hereby will be, duly executed and delivered by Buyer and constitutes its legal, valid, and binding obligation enforceable against it in accordance with its terms, and the consummation and performance by Buyer of the transactions contemplated herein will not result in a violation of or be in conflict with or constitute a default under any term or provision of the organizational documents of Buyer, or any of the terms of provisions of any agreement or instrument to which it is a party, or by which it is bound, or of any term of any applicable law, ordinance, rule or regulation of any governmental authority or of any term of any applicable order, judgment, or decree of any court, arbitrator, or governmental authority.

        (3) Neither Buyer nor any affiliate of Buyer has at this time, nor has it exercised during the immediately preceding year, any authority to appoint or terminate Seller as manager of the assets of any pension plan, or to negotiate other terms of Seller's management agreement on behalf of any pension plan.

                (c) The above-stated representations and warranties will survive the Closing for a period of one year, before the expiration of which the party claiming a breach must given the other party written notice, stating with specificity the representation and warranty as to which a breach is claimed and the facts upon which such allegation is based, and any representation and warranty not specified in such notice shall expire. Buyer acknowledges that Seller has maintained no employees at the Premises and that the Premises have during Seller's ownership thereof always been managed by a third-party manager, and that Seller has relied upon such manager for knowledge and notice. The words "to the best of Seller's knowledge" in this section 5A mean to the actual knowledge of Scott Morrow and John Garrison, the two employees of Seller who are most familiar with the Premises and who have had the most contact with the management company.

        5B. Conditions Precedent. (a) Representations and Warranties. Each party's obligation to close hereunder shall be conditioned upon the truth in all material respects as of the Date of Closing of the other party's representations and warranties set forth in section 5A above. If on the Date of Closing a representation and warranty is not true, and such representation and warranty either was not true on the date of this Agreement, or was true on the Date of this Agreement but has become untrue as a result of a breach of this Agreement by the party making the representation hereunder, the other party may either seek its remedy pursuant to

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section 14 hereof, waive this condition and proceed to Closing, or terminate this Agreement by notice to the representing party. If on the Date of Closing a representation and warranty is not true, and such representation and warranty was true on the date of this Agreement and has become untrue not as a result of a breach of this Agreement by the representing party, the other party may either waive this condition and proceed to Closing or terminate this Agreement by notice to the representing party. Upon the representing party's receipt of notice of termination pursuant to this section 5B(a), the Deposit shall be refunded and this Agreement shall terminate, and neither party shall be liable to the other for damages or otherwise except as otherwise expressly provided herein.

        (b) Seller's Approvals. Seller's obligation to close hereunder shall be conditioned upon the approval of this transaction by Seller's internal committees. If on or before the last day of the Review Period Seller has not notified Buyer that such approval has been granted, such approval shall be deemed not to have been granted, and the Deposit shall be refunded and this Agreement shall terminate, and neither party shall be liable to the other for damages or otherwise except as otherwise expressly provided herein.

6. Adjustments and Prorations. All taxes, including, without limitation, real estate taxes and personal property taxes, charges for utilities, including water, sewer, and fuel oil, and for utility services, maintenance services, maintenance and service contracts, all operating costs and expenses (but not including Seller's corporate overhead), and all other income, costs, and charges of every kind which in any manner relate to the operation of the Premises (but not including insurance premiums) shall be prorated to the Date of Closing. If the amount of said taxes or assessments is not known on the Date of Closing, they shall be apportioned on the basis of the amounts for the preceding year, with a reapportionment as soon as the new amounts can be ascertained. If such taxes and assessments shall thereafter be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining the same, shall be apportioned between the parties, provided that neither party shall be obligated to institute or prosecute proceedings for an abatement unless otherwise agreed. Buyer shall be responsible for all payments due after the Date of Closing of any assessments or notice of assessments made after the date of execution hereof for any public improvement, provided Buyer takes title hereunder. Any deposits on utilities paid by Seller and refunded by the utility company shall be returned to Seller. On the Date of Closing, Seller shall deliver to Buyer all inventories of supplies on hand at the Premises owned by Seller, if any, at no additional cost to Buyer.

7. Closing Documents. (a) Seller's Deliveries. Conditioned upon performance by buyer hereunder, Seller shall execute and deliver to Buyer at the Closing the following documents ("Seller's Closing Documents"):

        (1) Deed. A special warranty deed conveying marketable title to the Premises subject to all building and zoning laws, ordinances, and State and Federal regulations, real estate taxes not yet due and payable on the Date of Closing, and all other title, survey, and other matters waived by Buyer in accordance with section 4 hereof.

        (2) Bill of Sale. A bill of sale, assigning and transferring to Buyer all of the right, title, and interest of Seller in and to all tangible personal property, if any, owned by Seller and located upon the Premises.

        (3) Non-Foreign Certificate. A certification that Seller is not a non-resident alien (a foreign corporation, partnership, trust, or estate as defined in the Internal Revenue Code and Treasury Regulations promulgated thereunder).

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        (b) Other Closing Documents. Each party shall deliver to the other party or the Title Company such duly executed and acknowledged or verified certificates, affidavits, and other usual closing documents respecting the power and authority to perform the obligations hereunder and as to the due authorization thereof by the appropriate corporate, partnership, or other representatives acting for it, as counsel for the other party or the Title Company may reasonably request.

8. Costs. Buyer shall pay the personal property transfer tax or use tax, Buyer's attorneys' fees, the premium for any title endorsements or extended coverage, the cost of any survey desired by Buyer, all due diligence costs, and one-half of the Title Company's escrow fee. Seller shall pay the real estate transfer tax, the premium for a standard owner's title insurance policy without endorsements or extended coverage, one-half of the Title Company's escrow fee, the attorneys' fees, if any, incurred by Seller in connection with this transaction, and, upon the conveyance of the Premises to Buyer, the fee due the Broker. All other closing costs shall be divided as is customary for commercial property in King County, Washington.

9. Casualty or Condemnation. In the event that prior to the Date of Closing either the improvements on the Premises are damaged or destroyed, in whole or in part, by fire or other cause, or any portion of the Premises becomes the subject of a condemnation proceeding by a public or quasi-public authority having the power of eminent domain, then either (a) the parties shall proceed with the transaction contemplated herein, in which event Buyer shall be entitled to receive any insurance proceeds or condemnation awards, or (b) Buyer, at its option, may terminate this Agreement by notice to Seller within ten (10) days of Buyer's receipt of Seller's notice of such damage or proceeding, in which case the Deposit shall be refunded, and thereafter neither party shall have any further obligation or liability to the other by virtue of this Agreement, except as otherwise expressly provided herein.

10. Insurance. Seller shall not be obligated to assign to Buyer any fire, hazard, or liability insurance policies which it holds respecting the Premises, and Seller shall have the right to any and all refunds or rebates resulting from the termination of such policies.

11. Broker's Commission. Buyer and Seller each hereby warrants and represents to the other that it has dealt with no broker or finder in connection with this transaction except Colliers Macaulay Nicolls International and Norris, Beggs & Simpson ("the Broker"), and that it is not affiliated with the Broker in any way Buyer and Seller each hereby agrees to indemnify and hold the other harmless from and against any and all claims for brokerage or finder's fees or other similar commissions or compensation made by any and all other brokers or finders claiming to have dealt with the indemnifying party in connection with this Agreement or the consummation of the transaction contemplated hereby. The obligations in this section shall survive the Closing or the termination of this Agreement for any reason, including without limitation pursuant to section 4, 9, or 14 hereof.

12. Seller's Performance. The acceptance of Seller's Closing Documents by Buyer shall be deemed to be a full performance and discharge of every agreement and obligation of Seller herein contained and expressed, except such as are, by the terms hereof (including the representations and warranties, which survive to the extent set forth in section 5A(c) hereof), to be performed after the delivery of said instruments.

13. Recording Prohibited. This Agreement shall not be recorded with King County Records or in any other office or place of public record. If Buyer shall record this Agreement or cause or permit the same to be recorded, Seller may, at its option, elect to treat such act as a default by Buyer under this Agreement.

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14. Remedies. In the event Seller fails, without legal excuse, to complete the sale of the Premises, Buyer's sole remedy, at law or in equity, shall be one of either (a) the return of the Deposit to Buyer, together with reimbursement by Seller of Buyer's actual third-party due diligence costs up to $20,000, whereupon the obligations of Seller under this Agreement shall terminate; or
(b) the right to obtain specific performance of Seller's obligation to convey the Premises pursuant to this Agreement, provided that in no event shall Seller be obligated to cure the defects objected to by Buyer pursuant to Section 4 hereof. In no event shall any officer, director, employee, agent, or representative of Seller have any personal liability in connection with this Agreement or transaction.

        In the event Buyer fails, without legal excuse, to complete the purchase of the Premises, the Deposit shall be forfeited to Seller as the sole and exclusive remedy available to Seller for such failure. Nothing in this paragraph shall limit the express provisions of this Agreement obligating Buyer to indemnify Seller or to restore the Premises, including Sections 5 and 11 hereof.

15. Assignment. This Agreement may not be assigned by Buyer without the express written consent of Seller, which consent Seller may in its sole discretion withhold, except that Buyer may, without Seller's consent, assign this Agreement to a limited partnership of which Buyer (or a principal of Buyer) or any parent or any wholly owned subsidiary of Buyer are the sole general partners. No such assignment shall operate to relieve Buyer from any obligation hereunder.

16. Waiver. No waiver of any breach of any agreement or provision contained herein shall be deemed a waiver of any preceding or succeeding breach of any other agreement or provision herein contained. No extension of time for the performance of any obligation or act shall be deemed an extension of time for the performance of any other obligation or act.

17. Time. It is agreed that time is of the essence of this Agreement.

18. Governing Law. This Agreement shall be construed under the laws of the state in which the Premises are located.

19. Notices. All notices required or permitted to be given hereunder shall be in writing and sent by overnight delivery service (such as Federal Express), in which case notice shall be deemed given on the day after the date sent, or by personal delivery, in which case notice shall be deemed given on the date received, or by certified mail, in which case notice shall be deemed given three (3) days after the date sent, or by fax (with copy by overnight service) in which case notice shall be deemed given on the date sent, to the appropriate address indicated below or at such other place or places as either Buyer or Seller may, from time to time, respectively, designate in a written notice given to the other in the manner described above.

        To Seller:      c/o The Real Estate Development Group
                        John Hancock Place, P.O. Box 111
                        Boston, MA 02117
                        Re: File No. PF-1344
                        Attention: John Garrison
                        Fax No.: (617) 572-3860 or 3866

        With Copy To:   John Hancock Mutual Life Insurance Company
                        Law Department (T-50)
                        John Hancock Place, P.O. Box 111
                        Boston, MA 02117
                        Re: File No. PF-1344 (2127)
                        Attention: Malcolm Pittman
                        Fax No.: (617) 572-9268 or 9269
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                To Buyer:             Pacific Gulf Properties Inc.
                                      363 San Miguel Drive, Suite 100
                                      Newport Beach, CA 92660-7805
                                      Attention: Lonnie P. Nadal,
                                        Senior Vice President
                                      Fax NO.: (714) 719-1955

                With Copy To:         Michael S. Courtnage, Esq.
                                      Alston, Courtnage, MacAulay & Proctor LLP
                                      1000 Second Ave., Suite 3900
                                      Seattle, WA 98104-1045
                                      Fax No.: (206) 623-1752

        20. Confidentiality. Neither party shall disclose the financial and economic terms and conditions of the transaction contemplated herein except as may be necessary in the ordinary course of its business (which in Seller's case may include notice to its investors). All press releases or other dissemination of information to the media, or responses to requests from the media, for information relating to the transaction contemplated herein shall be subject to the other party's prior written approval; provided that, following the Closing, such approval shall not be unreasonably withheld or delayed. The obligations in this section shall survive the Closing or termination of this Agreement for any reason.

        21. Attorneys' Fees. In any action to enforce this Agreement, the prevailing party shall be entitled to an award of its attorneys' fees.

        22. Entire Agreement. This instrument, executed in duplicate, sets forth the entire agreement between the parties and may not be canceled, modified, or amended except by a written instrument executed by both Seller and Buyer.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed the day and year first above written.

                                        SELLER:

                                        JOHN HANCOCK MUTUAL LIFE INSURANCE
                                        COMPANY

                                        BY: /s/ JOHN GARRISON
                                           --------------------------------
                                           John Garrison
                                           Investment Officer

                                        BUYER:

                                        PACIFIC GULF PROPERTIES INC.,
                                          a Maryland corporation

                                        BY: /s/ DONALD G. HERRMAN
                                           --------------------------------
                                           Donald G. Herrman, EVP
                                           --------------------------------
                                           (name)           (title)

                                           /s/ LONNIE P. NADAL
                                           --------------------------------
                                           Lonnie P. Nadal
                                           Senior Vice President

DESCRIPTION:

THAT PORTION OF LOT 5 OF THE PLAT OF AUBURN "400" CORPORATE PARK, DIVISION II AS RECORDED IN VOLUME 129 OF PLATS, PAGES 29 AND 30; AND

THAT PORTION OF LOT D IN SHORT PLAT NO. ALG-87-6, ACCORDING TO THE SHORT PLAT RECORDED UNDER KING COUNTY RECORDING NO. 8705211455, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SECTION 24, TOWNSHIP 21 NORTH, RANGE 4 EAST W.M., SAID POINT ALSO BEING THE SOUTHWEST CORNER OF LOT 1 IN LOT LINE ADJUSTMENT RECORDED UNDER RECORDING NO. 8803030157;
THENCE NORTH 00(degree)31'43" WEST, ALONG THE WESTERLY LINE OF SAID LOT D,
449.11 FEET TO THE TRUE POINT OF BEGINNING;
THENCE NORTHEASTERLY 133.41 FEET ALONG, THE ARC OF A TANGENT CURVE TO THE RIGHT HAVING A RADIUS OF 85.00 FEET, THROUGH A CENTRAL ANGLE OF 89(degrees)55'44" TO A POINT OF TANGENCY;
THENCE NORTH 89(degrees)24'01" EAST, PARALLEL WITH SAID SOUTHERLY LINE OF LOT 1, A DISTANCE OF 270.14 FEET TO A POINT OF CURVATURE;
THENCE NORTHEASTERLY 39.24 FEET, ALONG THE ARC OF A TANGENT CURVE TO THE LEFT HAVING A RADIUS OF 25.00 FEET, THROUGH A CENTRAL ANGLE OF 89(degrees)55'44"; THENCE NORTH 00(degrees)31'43" WEST 1,365.22 FEET TO THE MOST NORTHERLY CORNER OF SAID LOT 1;
THENCE ALONG THE NORTH LINE OF SAID LOT 1 SOUTH 89(degrees)28'17" WEST, 380.00 FEET TO THE NORTHWEST CORNER THEREOF;
THENCE ALONG THE WEST LINE OF SAID LOT 1 SOUTH 00(degrees)31'43" EAST 1,475.56 FEET TO THE TRUE POINT OF BEGINNING;

(ALSO BEING KNOWN AS LOT 1 IN CITY OF ALGONA APPROVED PROPERTY LINE CHANGE NO. ALG-L09, ACCORDING TO THE INSTRUMENT RECORDED UNDER KING COUNTY RECORDING NO. 8803030157);

SITUATE IN THE CITY OF ALGONA, COUNTY OF KING, STATE OF WASHINGTON.








                                   EXHIBIT A

                                   Exhibit B

                  Exceptions to Representations and Warranties
                  --------------------------------------------


None.

                    AMENDMENT TO PURCHASE AND SALE AGREEMENT

        THIS AMENDMENT entered into as of May 16, 1997, by and between John Hancock Mutual Life Insurance Company ("Seller"), having its principal address c/o The Real Estate Investment Group, John Hancock Place, P.O. Box 111, Boston, Massachusetts 92117, and Pacific Gulf Properties Inc. ("Buyer"), a Maryland corporation having its principal address at 363 San Miguel Drive, Suite 100, Newport Beach, California 92660-7805:

        WHEREAS, Buyer and Seller have heretofore entered into that certain Purchase and Sale Agreement dated April 16, 1997 ("the Agreement") for the purchase and sale of the premises known as the John Hancock Warehouse, located at 851 Milwaukee Avenue, Algona, Washington, described more fully in the Agreement; and

        WHEREAS, the parties desire to amend the Agreement, as provided herein;

        NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, the sufficiency of which as consideration is hereby acknowledged, Buyer and Seller agree to amend the Agreement as follows:

        1. The Date of Closing, pursuant to section 3 of the Agreement, shall be May 28, 1997.

        2. All of the other terms and conditions of the Agreement not modified or amended hereby, including without limitation section 17 thereof, shall remain in full force and effect.

        3. This Amendment may be executed in counterparts, which together will constitute one original, and may be executed by fax.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date and year first above written.

JOHN HANCOCK MUTUAL LIFE                        PACIFIC GULF PROPERTIES INC.
INSURANCE COMPANY

By: /s/ JOHN GARRISON                           By: /s/ DONALD G. HERRMAN
------------------------                        -----------------------------
   John Garrison                                    Donald G. Herrman
   Investment Officer